As filed with the Securities and Exchange Commission on July 7,
1995.

                                           Registration No. 33-

=================================================================


               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                     -----------------------

                            FORM S-8
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933

                        -----------------

                        STOKELY USA, INC.
     (Exact name of registrant as specified in its charter)
      WISCONSIN                          39-0513230
(State of incorporation)     (I.R.S. Employer Identification No.)


       Stokely USA, Inc. 1994 Executive Stock Option Plan
                    (Full title of the plans)

                   1055 Corporate Center Drive
                   Oconomowoc, Wisconsin 53066
            (Address of Principal Executive Offices)

                      Mr. Vernon L. Wiersma
                           President
                        Stokely USA, Inc.
                   1055 Corporate Center Drive
                   Oconomowoc, Wisconsin 53066
                         (414) 569-1800
  (Telephone number, including area code, of agent for service)

                    --------------------------
                            Copy to:

                     Frank J. Pelisek, Esq.
                    Michael Best & Friedrich
                   100 East Wisconsin Avenue
                   Milwaukee, Wisconsin 53202
                          (414) 271-6560
                   --------------------------

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule
415 under the Securities Act of 1933 check the following box.  X

                      Total number of pages: 20
                      Exhibit index on page: 10

                         CALCULATION OF REGISTRATION FEE
================================================================================
Title of each                     Proposed         Proposed
  Class of        Amount          Maximum           Maximum           Amount of
Securities to      to be       Offering Price   Aggregate Offering  Registration
be Registered   Registered<F1>   Per Share           Price              Fee
- --------------------------------------------------------------------------------

Common Stock   400,000 shares    $5.6875 <F2>      $2,275,000          $784.48
($0.05 Par
  Value)

- --------------------------------------------------------------------------------

<F1>   Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Stokely USA, Inc. 1994 Executive Stock Option Plan (the "Option Plan").


<F2>   Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h)(1). The proposed maximum offering price per share is based upon the average of the high and low prices for the shares of Company common stock as reported on the NASDAQ National Market System on July 5, 1995.


                             -------------------------------



     This Registration Statement shall become effective automatically upon the date of filing in accordance with Section 8(a) of the Securities Act of 1933, as amended, and 17 C.F.R. Section 230.462.















PART I.   INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information required by Part I is included in documents sent or given to participants in the Stokely USA, Inc. 1994 Executive Stock Option Plan (the "Option Plan") pursuant to Rule 428(b)(1). Such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 in reliance on Rule 428.


PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

     The following documents filed by Stokely USA, Inc. (the "Registrant" or "Company") with the Commission are incorporated herein by reference and made a part hereof:

     (a) The Registrant's latest Annual Report on Form 10-K, filed on June 29, 1995, which includes the consolidated balance sheets of the Registrant and subsidiaries as of March 31, 1995, and 1994, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended March 31, 1995, together with related notes and independent auditor's report (dated May
            22, 1995).

     (b) All other reports filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the last fiscal year for which financial statements were included in the independent auditor's report referred to in (a) above.

     (c) The description of the Registrant's common stock, $0.05 par value, contained in the Registrant's Prospectus, dated November 17, 1994, and included in its Registration Statement on Form S-1 (File No. 33-55447), Amendment No. 1 to the Registration Statement on Form S-1 (File No. 33-55447), filed October 21, 1994, and Amendment No. 2 to the Company's Registration Statement on Form S-1 (File No. 33-55447), filed November 8, 1994, which was declared effective by the Commission on November 17, 1994.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Item 4.  Description of Securities.
         --------------------------

     Not Applicable.

                                   -3-

Item 5.  Interests of Named Experts and Counsel.
         ---------------------------------------

     Not Applicable.


Item 6.  Indemnification of Directors and Officers.
         ------------------------------------------

     The Company is incorporated under the Wisconsin Business Corporation Law ("WBCL"). Under Section 180.0851(1) of the WBCL, the Company is required to indemnify a director or officer, to the extent such person is successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if such person was a party because he or she was a director or officer of the Company. In all other cases, the Company is required by Section 180.0851(2) to indemnify a director or officer against liability incurred in a proceeding to which such a person was a party because he or she was a director or officer of the Company, unless it is determined that he or she breached or failed to perform a duty owed to the Company and the breach or failure to perform constitutes: (i) a willful failure to deal fairly with the Company or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct.
Section 180.0858(1) provides that, subject to certain limitations, the mandatory indemnification provisions do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under the Company's articles of incorporation, by-laws, a written agreement or a resolution of the Board of Directors or shareholders.

     Section 180.0859 of the WBCL provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses and insurance to the extent required to be permitted under Sections 180.0850 to 180.0858 of the WBCL, for any liability incurred in connection with a proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities.

     Section 180.0828 of the WBCL provides that, with certain exceptions, a director is not liable to a corporation, its shareholders, or any person asserting rights on behalf of the corporation or its shareholders, for damages, settlements, fees, fines, penalties or other monetary liabilities arising from a breach of, or failure to perform, any duty resulting solely from his or her status as a director, unless the person asserting liability proves that the breach or failure to perform constitutes any of the four exceptions to mandatory indemnification under
Section 180.0851(2) referred to above.

     Under Article VII of the Company's By-laws, directors and officers are indemnified against liability, in both derivative and nonderivative suits, which they may incur in their capacities as such, subject to certain determinations by the Board of Directors, independent legal counsel or the shareholders that the applicable standards of conduct have been met. The scope of such indemnification is substantially the same as permitted and described in Sections 180.0850 to 180.0858 of the WBCL.
     Under Section 180.0833 of the WBCL, directors of the Company against whom claims are asserted with respect to the declaration of improper dividends or distributions to shareholders or certain other improper acts which they approved are entitled to contribution from other directors who approved such actions and from shareholders who knowingly accepted an improper dividend or distribution, as provided therein.

     The directors and officers of the Company and its subsidiaries are covered by a directors' and officers' liability insurance policy. The insurance policy provides that, subject to the applicable liability limits and retention amounts, the insurer will reimburse directors and officers of the Company for a "loss" (as defined in the policy) sustained by a director or officer resulting from any "claim" (as defined in the policy) made against them for a "wrongful act" (as defined in the policy), except for such a loss which the Company indemnifies (or is required or permitted to indemnify) the director or officer. The policy also provides that, subject to the applicable liability limits and retention amounts, the insurer will reimburse the Company for a loss for which the Company has lawfully indemnified (or is required or permitted by law to indemnify) a director or officer resulting from any such claim. Subject to certain exclusions set forth in the policy, "wrongful act" is defined in the policy to mean any negligent act, error, omission, misstatement, misleading statement, or breach of duty by the Company's directors or officers in the discharge of their duties solely in their capacities as such directors or officers.


  Item 7.  Exemption from Registration Claimed.
           ------------------------------------

           Not Applicable.

  Item 8.  Exhibits.
           ---------

     The Exhibits to this Registration Statement are listed in the
Exhibit Index on page 10 of this Registration Statement, which Exhibit Index is incorporated herein by reference.


Item 9.  Undertakings.
         -------------

     The undersigned Registrant undertakes as follows:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
            Statement:

            (i) to include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and
            (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

     (4) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                               SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oconomowoc, and the State of Wisconsin, on the 16th day of June, 1995.


                                      STOKELY USA, INC.


                                 By:  /s/ Vernon L. Wiersma
                                      ---------------------------------
                                      Vernon L. Wiersma, President and
                                        Chief Executive Officer




                            POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Vernon L. Wiersma and Stephen W. Theobald and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them acting singly, full power and authority to do and perform each and every act and thing necessary and requisite to be done, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                        Title                      Date
     ---------                        -----                      ----


/s/ Vernon L. Wiersma         President (Chief Executive      June 16, 1995
- -------------------------     Officer and Director
Vernon L. Wiersma


/s/ Stephen W. Theobald       Vice Chairman, Treasurer        June 16, 1995
- -------------------------     and Director
Stephen W. Theobald


/s/ Leslie J. Wilson          Vice President and Chief        June 16, 1995
- -------------------------     Financial and Accounting
Leslie J. Wilson              Officer


/s/ Frank J. Pelisek          Chairman of the Board           June 16, 1995
- -------------------------     and Director
Frank J. Pelisek


/s/ Orren J. Bradley          Director                        June 16, 1995
- -------------------------
Orren J. Bradley


/s/ Russell W. Britt          Director                        June 16, 1995
- -------------------------
Russell W. Britt


/s/ Charles J. Carey          Director                        June 16, 1995
- -------------------------
Charles J. Carey


/s/ James H. DeWees           Director                        June 16, 1995
- -------------------------
James H. DeWees


/s/ Ody J. Fish               Director                        June 16, 1995
- -------------------------
Ody J. Fish


/s/ Carol Ward Knox           Director                        June 16, 1995
- -------------------------
Carol Ward Knox

/s/ Thomas W. Mount           Director                       June 16, 1995
- -------------------------
Thomas W. Mount


/s/ Joseph B. Weix            Director                       June 16, 1995
- -------------------------
Joseph B. Weix

                             EXHIBITS INDEX

                                                        Page Number in
Regulation S-K            Description of             Sequentially Numbered
Exhibit Number              Document                          Copy
- --------------            --------------                  -------------


Exhibit 4         Stokely USA, Inc. 1994 Executive Stock
                  Option Plan..............................     11-17

Exhibit 5         Opinion of Michael Best & Friedrich......        18

Exhibit 24.1      Consent of Deloitte & Touche LLP.........        19

Exhibit 24.2      Consent of Michael Best & Friedrich
                  (included in Exhibit 5)..................        20

                                EXHIBIT 4

                            STOKELY USA, INC.
                     1994 EXECUTIVE STOCK OPTION PLAN


                               I.  PURPOSE


     1.1 ESTABLISHMENT OF PLAN. The purpose of the Stokely USA, Inc. 1994 Executive Stock Option Plan (the "Plan") is to promote the growth of Stokely USA, Inc. ("Stokely") by providing increased incentives for key employees of Stokely and of any or future subsidiaries. A "Subsidiary" as used herein shall mean any corporation in which Stokely or another corporation qualifying as a Subsidiary within this definition owns 50% of more of the total combined voting power of all classes of stock. This Plan provides for the granting of (i) incentive stock options ("ISOs") intended to qualify as such within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), (ii) non-qualified stock options ("NSOs"), and (iii) stock appreciation rights ("SARs").


                    II.  SHARES SUBJECT TO OPTION

     2.1 AVAILABLE SHARES. The shares available for options of whatever type under this Plan shall be 400,000 shares of Stokely's common stock, ($.05 par value) and may be authorized but unissued stock or stock issued and reacquired by Stokely. Shares subject to and not issued under any option which expires, terminates, or is cancelled for any reason during the term of the Plan shall again become available for the granting of options under the Plan.

     2.2 CHANGES IN THE NUMBER OF AVAILABLE SHARES. In the event of any recapitalization, stock split, or reverse split, combination or exchange of shares, stock dividend, merger in which Stokely is the surviving corporation, combination or exchange of shares, or other capital change affecting the common stock of Stokely, the Committee (defined in paragraph
3.1 hereof) shall make, subject to the approval of the Board of Directors of Stokely, equitable and appropriate changes in the aggregate number and kind of shares available for options under the plan and in the number, price, and kind of shares covered by options granted or to be granted under the Plan, provided that no changes shall be made in any ISO which would cause such option to fail to continue to qualify as an incentive stock option within the meaning of Section 422 of the Code.


                          III.  ADMINISTRATION

     3.1 The Compensation Committee of the Board of Directors of Stokely (the "Board") or such other committee appointed by the Board (the "Committee") shall administer the Plan with respect to options granted in accordance with the provisions of paragraph 4.1. The Committee shall consist of at least three members of the Board, and a majority of the Committee shall be "disinterested persons", as that term is defined under applicable federal law, at the time any ISOs, NSOs, or SARs are granted
under the Plan. The Committee shall have the power, subject always to, the express provisions of the Plan:

     a) to determine from time to time which of the eligible persons shall be granted options under the Plan, the type of options, the time or times when, and the price per share and number of shares for which, an option or options shall be granted to such persons;

     b) to prescribe the other terms and provisions (which need not be identical) of each option granted under the Plan to eligible persons;

     c) to construe and interpret the Plan and options granted under it, and to establish, amend, and revoke rules and regulations for
          Plan administration.   The Committee, in the exercise of this
          power, may correct any defect or supply any omission, or reconcile any inconsistency in the Plan, in any option agreement,in the manner and to the extend it shall deem necessary or expedient to make the Plan fully effective.
          All decisions and determinations by the Committee in exercising this power shall be final and binding upon Stokely and the optionees; and

     d) generally, to exercise such powers and to perform such acts as are deemed necessary or expedient to promote the best interests of Stokely with respect to the Plan.


                      IV.  ELIGIBILITY FOR OPTIONS

     4.1 Key full-time employees of Stokely or any Subsidiary shall be eligible to receive ISOs, NSOs, and SARs. The Committee may from time to time grant options to one or more eligible persons. Further, the Committee may grant SARs to eligible persons in accordance with Article VIII. The maximum number of shares for which grants may be made to any eligible employee shall not exceed 50,000 shares.


                     V.  OPTION TERMS AND CONDITIONS

     5.1 OPTION AGREEMENTS. Options granted hereunder shall be evidenced by option agreements containing such terms and conditions as the Committee shall establish from time to time consistent with the Plan. Option agreements need not be identical but each option agreement shall, as appropriate, contain language including the substance of the following provisions:

     (a) NUMBER OF SHARES AND PRICE. Each option agreement shall state the number of shares subject to the option and the option price therefor. The price for each ISO shall be not less than 100% of the fair market value of a share on the date such option is
          granted.   The price for each NSO granted to an employee shall be
          not less than 90% of the fair market value of the share on the date such NSO is granted. For all purposes of the Plan, fair market value shall mean the closing price for the shares in the over-the-counter market on the valuation date, as reported by NASDAQ (the National Association of Securities Dealers, Inc. Automatic Quotation System). In the absence of reported sales on NASDAQ on any trading date, fair market value shall be the average of the reported closing bid and asked price for the stock on NASDAQ on such date. Notwithstanding any other provision in this Plan, for any eligible employee who, at the time an ISO is granted, owns (directly and under the attributable rules of Section 425(d) of the Code) stock possessing more than 10% of the total combined voting power of Stokely (or any parent or Subsidiary) the option price under such ISO shall be not less than 110% of the fair market value of the shares subject to such ISO and such option, by its terms, shall not be exercisable after the expiration of five years from the date such option is granted.

     (b) VESTING OF OPTIONS. Options may be exercised only in accordance with the terms of each option agreement. The Committee shall determine the maximum number of shares which may be exercisable in any year. The maximum fair market value of Stokely stock (determined at the time of grant) covered by ISOs that first become exercisable by any optionee in any calendar year is limited to $100,000.

     (c) TERM OF OPTIONS AND RESTRICTION ON EXERCISE. An NSO granted in conjunction with an SAR under paragraph 8.1 shall only be exercisable during the period beginning on the third business day following the date of release of quarterly or annual summary statements of operations and ending on the twelfth business day following such date (the "Window Period"). All rights to exercise an ISO or NSO shall expire ten years from the date such option is granted; provided, however that the Committee may designate an earlier expiration date for options granted to optionees. Although Stokely intends to exert its best efforts so that the shares purchasable upon the exercise of an option will be registered under, or exempt from the registration requirements of the Federal Securities Act of 1933 (the "Act") and any applicable state securities law at the time the option becomes exercisable, if the exercise of an option would otherwise result in the violation by Stokely of any provision of the Act or of any state securities law, Stokely may require that exercise be deferred until Stokely has taken appropriate action to avoid any violation of the Act.

     (d)  NON-TRANSFERABILITY.  Except as provided in Section VI hereof:

         (i) all options granted pursuant to the Plan shall not be transferable except by will or the laws of descent and distribution, and shall be exercisable during the optionee's lifetime only by the optionee or by his/her guardian or legal representative; and (ii) no options or any privileges pertaining thereto or under the Plan shall be transferred, assigned, pledged, or hypothecated in any way, whether by operation of law or otherwise, nor be subject to execution, attachment, or similar process.

     (e) METHOD OF EXERCISE AND PAYMENT OF PURCHASE PRICE. Subject to subparagraph (c) above, an option may be exercised, as to all or part of the shares covered by the option, by the optionee by delivering to the Security of Stokely at its principal business office on any business day, a written notice specifying the number of shares the optionee desires to purchase. The option price shall be paid in full in cash or, in the discretion of the Committee in shares of stock of Stokely, valued at its fair market value determined as of the date of exercise, or in a combination thereof.

     5.2 RIGHTS AS SHAREHOLDER. An optionee shall not be deemed the holder of any shares subject to an option until such shares are fully paid and issued to the optionees after exercise of such option.

     5.3 WITHHOLDING TAXES. The Committee may require, as a condition to the exercise of a NSO, that the optionee concurrently pay to Stokely the entire amount or portion of any taxes which Stokely may be required to withhold by reason of such exercise, in such amount as the Committee in its discretion may determine. The required withholding may be paid in cash or, in the discretion of the Committee, in shares of stock of Stokely to be issued upon exercise, valued at their fair market value as of the date the withholding obligation arises, or in a combination thereof.


                  VI. TERMINATION OF EMPLOYMENT OR SERVICE

     6.1 DEATH. In the event of the death of an optionee while in the employ of Stokely or its Subsidiaries, the options then held by such optionee, whether or not otherwise exercisable at the time of such death, may be exercised, by the estate of the optionee or by a person who acquired the right to exercise such options by bequest or inheritance from such optionee, within one year after the date of such death, but not later than the date on which the options would otherwise expire. Any options or portions thereof not so exercised shall terminate.

     6.2 DISABILITY. If the employment of an optionee is terminated by reason of disability (in case of an ISO, as defined in Section 105(d)(4) of the Code and in case of an NSO, as determined by the Committee, the options then held by such optionee may be exercised, whether or not otherwise exercisable at the time of such termination, within one year after such termination, but not later than the date on which the options would otherwise expire. Any options or portions thereof not so exercised shall terminate.

     6.3 OTHER TERMINATION. If the employment or service of an optionee is terminated for any reason other than such death or disability, but is not terminated for cause or by the optionee's voluntary termination, options then held by such optionee to the extent that the same are exercisable on the date of such termination shall be exercisable at any time within three months thereafter, but not later than the date on which the options would otherwise expire. Notwithstanding the foregoing, an optionee whose employment or service is terminated by retirement in




accordance with Stokely's normal retirement policies, as determined by the Committee, shall be permitted to exercise any options held by such optionee, whether or not exercisable at the time of such termination, within three months after the date of such termination, but not later than the date on which the options would otherwise expire. However, notwithstanding any other provision of the Plan, if the employment or service of an optionee is terminated for cause, as determined by the Committee or if an optionee's voluntary termination of employment with Stokely, all options then held by such optionee shall be deemed immediately terminated and shall not be exercisable by such optionee.

     6.4 TRANSFERS AND LEAVES. A change in employment from Stokely to a Subsidiary, or vice versa, shall not constitute termination of employment for purposes of the Plan. The Committee may determine that for purposes of the Plan, an optionee who is on leave of absence (but in the case of ISOs, only to the extent that his/her employment is not determined to be interrupted thereby for purposes of Section 422 of the Code) will still be considered as in the continuous employment of Stokely or a Subsidiary.


                 VII.  CORPORATE SALE OR CHANGE OF CONTROL

     7.1 EFFECT OF CHANGE IN CONTROL OF STOKELY Notwithstanding any of the provisions of the Plan or any option agreement evidencing options granted hereunder, upon a Change in Control of Stokely (as defined in Section 7.2) all outstanding options shall become fully exercisable and all restrictions thereon shall terminate in order that optionees may fully realize the benefits thereunder. Further, in addition to Committee's authority set forth in Section III, the Committee, as constituted before such Change in Control, is authorized, and has sole discretion, as to any option, either at the time such option is granted hereunder or any time thereafter, to take any one or more of the following actions: (a) provide for the purchase of any such option, upon the optionee's request, for an amount of cash equal to the difference between the exercise price and then Fair Market Value of the Common Stock covered thereby had such option been currently exercisable; (b) make such adjustment to any such option then outstanding as the Committee deems appropriate to reflect such Change in Control; and (c) cause any such option then outstanding to be assumed, by the acquiring or surviving corporation, after such Change in Control.

     7.2 DEFINITION OF CHANGE IN CONTROL. The term "Change in Control" shall mean the occurrence, at any time during the specified term of an option granted under the Plan, of any of the following events:

     (a) Stokely is merged or consolidated or reorganized into or with another corporation or other legal person (an "Acquiror") and as a result of such merger, consolidation or reorganization less than 50% of the outstanding voting securities or other capital interests of the surviving, resulting or acquiring corporation or other person are owned in the aggregate by the stockholders of Stokely, directly or indirectly, immediately prior to such merger, consolidation or reorganization, other than the Acquiror or any corporation or other person controlling, controlled by or under common control with the Acquiror;

     (b) Stokely sells all or substantially all of its business and/or assets to an Acquiror, of which less than 50% of the outstanding voting securities or other capital interests are owned in the aggregate by the stockholders of Stokely, directly or indirectly, immediately prior to such sale, other than the Acquiror or any corporation or other person controlling, controlled by or under common control with the Acquiror; or

     (c) The election to the Board, without the recommendation or approval of the incumbent Board, of the lesser of (i) three Directors of
          (ii) Directors constituting a majority of the number of Directors of Stokely then in office.


                     VIII.  STOCK APPRECIATION RIGHTS

     8.1 SAR GRANTS. Stock Appreciation Rights ("SARs") may be granted by the Committee in conjunction with any NSO granted under this Plan, at the time of the grant of such NSO, on the basis of up to one SAR for each share subject to an NSO. All of the terms of this Plan respecting NSOs shall also apply to SARs, subject to the further special rules of this Article and such other terms and conditions not inconsistent therewith as the Committee may determine. Accordingly, each SAR by its terms shall (1) become exercisable only when and to the extent that the underlying NSO is exercised, (2) become transferable only when the underlying NSO is transferable and under the same conditions, and (3) expire when the underlying NSO expires.

     8.2 METHOD OF EXERCISE. SARs may be exercised by an optionee exercising the underlying NSO or applicable portion thereof. An optionee may not exercise an SAR if the underlying NSO has not been exercised. As provided in paragraph 8.1 above, SARs shall be exercisable at such time or times and only to the extent that the underlying NSO is exercised; further, with respect to employees who are officers of Stokely, SARs may be exercised only during such periods of time as such may be allowed under Rule 16b-3 of the Securities and Exchange Commission Act of 1934. To the extent that an NSO is exercised without a simultaneous exercise of the related SARs, the related SARs shall terminate. Notwithstanding the foregoing, if an optionee elects to have Stokely repurchase an option pursuant to paragraph 7.1 above, the related SARs shall be deemed exercised as of the Advanced Termination Date.

     8.3 PAYMENT. Upon such exercise of an SAR the optionee shall become entitled to receive in cash (less normal state and federal withholding taxes) the economic value of the SAR. The economic value shall be equal to the excess of the fair market value (determined on the date of exercise of such SAR) of one share of stock over the option price per share specified in the underlying NSO, multiplied by the number of SARs exercised.


                            IX.  MISCELLANEOUS

     9.1 TERM OF PLAN AND EFFECTIVE DATE. Options may be granted under this Plan at any time up until the expiration of ten years following the effective Date of the Plan; on which date the plan shall expire, except as to notwithstanding options, which options shall remain in effect until they have been exercised or have expired. The Effective Date of the Plan shall be June 3, 1994, the date of its adoption by the Board, subject, however, to approval by the shareholders of Stokely within a period of twelve months after such adoption.

     9.2 NO EMPLOYMENT OR RETENTION AGREEMENT INTENDED. The grant of an option hereunder shall not be deemed to imply the right to continued employment or retention in service in any capacity by Stokely or a Subsidiary and shall not constitute an employment agreement of any kind.

     9.3 SEPARATE PLAN. This Plan is separate and independent from any other stock option plan or similar plan of Stokely.

     9.4 AMENDMENT OR DISCONTINUANCE. The Board may amend or discontinue the Plan at any time, but may not, without the consent of the optionee to whom an option has been granted, make any alteration in an option which would adversely affect the same, or (except as provided in paragraph 2.2 hereof) without the approval of the shareholders of Stokely, make any alteration which would increase the aggregate number of shares available for options under the Plan, decrease the minimum option price, extend the term of the Plan or the maximum period during which any option may be exercised, or so alter the Plan that ISOs issued under it would fail to meet the requirements for incentive stock options under Section 422 of the Code.

     9.5 LIABILITY. No member of the Board, the Committee, the officers, or employees of Stokely shall be personally liable for any action, omission or determination made in good faith in connection with the Plan.

     9.6 GOVERNMENT AND OTHER REGULATIONS. The obligations of Stokely to sell and deliver shares of stock under this Plan shall be subject to all applicable laws, rules, and regulations and the obtaining of all such approvals by the governmental agencies as may be deemed necessary or desirable by the board of Directors of Stokely, including (without limitation) the satisfaction of all applicable federal, state, and local tax withholding requirements.

     9.7 GOVERNING LAW. The Plan and any option contracts extended pursuant hereto shall be interpreted and enforced in accordance with the laws of the State of Wisconsin.

                                 EXHIBIT 5



                                   June 29, 1995





Stokely USA, Inc.
1055 Corporate Center Drive
Oconomowoc, Wisconsin 53066

     Re:   Registration Statement on Form S-8
           ----------------------------------

Gentlemen:

     You have requested our opinion as to the legality of 400,000 shares of common stock, $0.05 par value ("Common Stock") of Stokely USA, Inc. (the "Company") being registered with the Securities and Exchange Commission pursuant to a Registration Statement on Form S-8 relating to the Stokely USA, Inc. 1994 Executive Stock Option Plan (the "Stock Option Plan"). As your counsel, we have examined such records and other documents as we deemed necessary for the purpose of this opinion and considered such questions of law as we believe to be involved. Based upon such examination and consideration, it is our opinion that the shares of Common Stock will, when issued and sold in accordance with the provisions of the Stock Option Plan, be validly issued, fully paid and nonassessable shares of Common Stock (except as may be provided in Section 180.0622(2)(b) of the Wisconsin Statutes which may require further assessment for unpaid wages to employees under certain circumstances).

     We give our consent to filing this opinion as an exhibit to the Registration Statement on Form S-8 relating to the Stock Option Plan and the use of our name in connection therewith.

                                   Very truly yours,

                               MICHAEL BEST & FRIEDRICH



                                   Frank J. Pelisek


KMF\ljg

                              EXHIBIT 24.1

                    Consent of Deloitte & Touche LLP









INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Stokely USA, Inc. and subsidiaries on Form S-8 of our report dated May 22, 1995, appearing in the Annual Report on Form 10-K of Stokely USA, Inc. and subsidiaries for the year ended March 31, 1995.






DELOITTE & TOUCHE LLP
Milwaukee, Wisconsin


July 7, 1995

                              EXHIBIT 24.2



                    Consent of Michael Best & Friedrich


                         (Included in Exhibit 5)